UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2010

K-V Pharmaceutical Company

(Exact name of Registrant as specified in its charter)

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 645-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 8, 2010, K-V Pharmaceutical Company (the “Company”) issued a press release announcing that it currently plans to hold its 2009 Annual Meeting of Stockholders (the “2009 Annual Meeting”) at 9:00 a.m., St. Louis time, on Thursday, June 10, 2010, at a location in the St. Louis metropolitan area to be disclosed in the Company’s proxy materials for the 2009 Annual Meeting. Stockholders of record as of the close of business on April 26, 2010 are entitled to notice of and to vote at the 2009 Annual Meeting. A copy of the Company’s press release, dated April 8, 2010, is filed herewith as Exhibit 99.1.

Rule 14a-8 Stockholder Proposal Deadline

The 2009 Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2008 Annual Meeting of Stockholders. As a result, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 for inclusion in the Company’s proxy materials for the 2009 Annual Meeting. The new deadline for the submission of the stockholder proposals is the close of business on April 23, 2010. Such proposals should be delivered to: K-V Pharmaceutical Company, One Corporate Woods Drive, Bridgeton, Missouri 63044, Attention: Secretary. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals will also need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in the Company’s proxy materials, and may be omitted if not in compliance with applicable requirements.

The description of the press release set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 8, 2010*

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K-V Pharmaceutical Company

By:	/s/ David A. Van Vliet
David A. Van Vliet
Interim President and Interim Chief Executive Officer

Date: April 8, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 8, 2010*

*	Filed herewith